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EXHIBIT 23






INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in the registration statements listed below of our reports dated February 5, 1998, on our audits of the consolidated financial statements and financial statement schedule of The Southland Corporation and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.

                                                            REGISTRATION NO.

     On Form S-8 For:

          Post-Effective Amendment No. 1 to the Southland      33-25327
            Corporation Grant Stock Plan

          The Southland Corporation 1995 Stock Incentive       33-63617
            Plan

          The Southland Corporation Supplemental              333-42731
            Executive Retirement Plan for Eligible Employees



COOPERS & LYBRAND L.L.P.


Dallas, Texas
March 24, 1998


                                      Tab 7